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                                                                    Exhibit 99.2
                                                                    ------------

CONSENT OF FINANCIAL ADVISORS


We consent to the use in the Registration Statement of Gaiam, Inc. on Form S-4 of (i) our Fairness Opinion, which is dated October 11, 2000, regarding the fairness from a financial point of view to the shareholders of Real Goods Trading Corporation of the proposed merger pursuant to the Merger Agreement attached to and included as a part of the Registration Statement, (ii) the summary of our Fairness Opinion contained under the heading "Opinion of Real Goods' Financial Advisor" in the Registration Statement, and (iii) all other references to Houlihan Lokey Howard & Zukin Financial Advisors, Inc. and our Fairness Opinion which appear in the Registration Statement.

In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.


New York, New York
November 22, 2000